Exhibit 10(a)

GOLDMAN, SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004 | Tel: 212 902 1000

Opening Transaction

To:	Brinker International, Inc. 6820 LBJ Freeway Dallas, Texas 75240

A/C:	028638914

From:	Goldman, Sachs & Co.

Re:	Collared Accelerated Stock Buyback

Ref. No:	As provided in the Supplemental Confirmation

Date:	April 24, 2007

This master confirmation (this “Master Confirmation”), dated as of April 24, 2007 is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Goldman, Sachs & Co. (“GS&Co.”) and Brinker International, Inc. (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction.  The terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation and (ii) a Trade Notification in the form of Schedule B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation.  This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation.  This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between Counterparty and GS&Co. as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency — Cross Border) (the “Agreement”) as if GS&Co. and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to the Transactions, (iii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first” and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty and to GS&Co., with the words “ , or becoming capable at such time of being declared,” deleted from the seventh line thereof and with a “Threshold Amount” of USD 50 million).

All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, each Supplemental Confirmation and each Trade Notification except as expressly modified herein.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, any

Supplemental Confirmation, any Trade Notification and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification, (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Agreement; and (v) the Equity Definitions.

1.             Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions.  Set forth below are the terms and conditions which, together with the terms and conditions set forth in the related Supplemental Confirmation and Trade Notification (in respect of the relevant Transaction), shall govern each such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Buyer:	Counterparty

Seller:	GS&Co.

Shares:	Common Stock, USD 0.10 par value of Counterparty (Ticker: EAT)

Forward Price:	The average of the VWAP Prices for each Exchange Business Day in the Calculation Period.

VWAP Price:

For any Exchange Business Day, as determined by the Calculation Agent based on the New York Stock Exchange 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “EAT.N <Equity> AQR_SEC” (or any successor thereto) or, if such price is not so reported on such Exchange Business Day for any reason, as reasonably determined by the Calculation Agent. For purposes of calculating the VWAP Price, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (as defined herein) (such trades, “Rule 10b-18 eligible transactions”).

Forward Price
Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Calculation Period:

The period from and including the first Exchange Business Day immediately following the Hedge Completion Date to and including the Termination Date (as adjusted in accordance with the provisions hereof).

Termination Date:

For each Transaction, the Scheduled Termination Date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof); provided that GS&Co. shall have the right to designate any date (the “Accelerated Termination Date”) on or after the First Acceleration Date to be the Termination Date by providing notice to Counterparty of any such designation on such date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Hedge Period:	The period from and including the day immediately after the Trade Date to and including the Hedge Completion Date (as adjusted in accordance with the provisions hereof).

Hedge Completion Date:

For each Transaction, as set forth in the Trade Notification, to be the Exchange Business Day on which GS&Co. finishes establishing its initial Hedge Positions in respect of such Transaction, as determined by GS&Co. in its sole discretion, which date shall be subject to any limitations set forth in the Supplemental Confirmation.

Hedge Period Reference
Price:	For each Transaction, as set forth in the Trade Notification, to be the average of the VWAP Prices for each Exchange Business Day in the Hedge Period.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Calculation Period or” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the Hedge Period or the Calculation Period, the Calculation Agent may in good faith and acting in a commercially reasonable manner postpone the Hedge Completion Date or the Termination Date, as the case may be. In such event, the Calculation Agent must determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Hedge Period or the Calculation Period, as the case may be, shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

If a Disrupted Day occurs during the Hedge Period or the Calculation Period, as the case may be, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its good faith and commercially reasonable discretion, may either (i) deem such ninth Scheduled Trading Day to be an Exchange Business Day and determine the VWAP Price for such ninth Scheduled Trading Day using its good faith estimate of the value of the Shares on such ninth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate in its good faith and commercially reasonable discretion or (ii) further extend the Hedge Period or the Calculation Period, as the case may be, as it deems necessary in its good faith and commercially reasonable discretion to determine the VWAP Price.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges.

Prepayment\Variable
Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Prepayment Date:	Three (3) Exchange Business Days following the Trade Date.

Counterparty Additional
Payment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Counterparty Additional
Payment Date:	Three (3) Exchange Business Days following the Trade Date.

Settlement Terms:

Physical Settlement:

Applicable; provided that GS&Co. does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by GS&Co. to Counterparty under any Transaction.

Number of Shares
to be Delivered:

A number of Shares equal to (a) the Prepayment Amount divided by (b) the Forward Price minus the Forward Price Adjustment Amount; provided that the Number of Shares to be Delivered shall not be less than the Minimum Shares and not be greater than the Maximum Shares. The Number of Shares to be Delivered on the Settlement Date shall be reduced, but not below zero, by (i) any Shares delivered pursuant to the Initial Share Delivery described below and (ii) any Shares delivered pursuant to the Minimum Share Delivery described below. For the avoidance of doubt, Counterparty shall not owe to GS&Co. any Shares or cash amount in the Physical Settlement of any Transaction.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Settlement Date:	Three (3) Exchange Business Days following the Termination Date.

Settlement Currency:	USD

Initial Share Delivery:

GS&Co. shall deliver a number of Shares equal to the Initial Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	The Prepayment Date

Initial Shares:	For each Transaction, as set forth in the related Supplemental Confirmation.

Minimum Share Delivery:

GS&Co. shall deliver a number of Shares equal to the excess, if any, of the Minimum Shares over the Initial Shares on the Minimum Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Minimum Share

Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Minimum Share Delivery
Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Minimum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Maximum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Share Adjustments:

Potential Adjustment Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:

For any calendar quarter occurring (in whole or in part) during the period from and including the first day of any Hedge Period to and including the Termination Date, any dividend or distribution on the Shares with an ex-dividend date occurring during such calendar quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) (a “Dividend”) the amount or value of which (as determined by the Calculation Agent), when aggregated with the amount or value (as determined by the Calculation Agent) of any and all previous Dividends with ex-dividend dates occurring in the same calendar quarter, exceeds the Ordinary Dividend Amount.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of
Merger Events and
Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Determining Party:	GS&Co.

Tender Offer:	Applicable

Nationalization,
Insolvency or Delisting:

Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of a Merger Event, a Tender Offer, a Nationalization, an Insolvency or a Delisting, Cancellation and Payment applies to one or more Transactions hereunder (whether in whole or in part), an Additional Termination Event (with the Transactions (or portions thereof) to which Cancellation and Payment applies being the Affected Transactions, Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transactions would be cancelled pursuant to Article 12 of the Equity Definitions) shall be deemed to occur, and, in lieu of Sections 12.7 and 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transactions.

Additional Disruption Events:

(a)	Change in Law:	Applicable

(b)	Failure to Deliver:	Applicable

(c)	Insolvency Filing:	Applicable

(d)	Loss of Stock Borrow:

Applicable; provided that Sections 12.9(a)(vii) and 12.9(b)(iv) of the Equity Definitions shall be amended by deleting the words “at a rate equal to or less than the Maximum Stock Loan Rate” and replacing them with “at a rate of return equal to or greater than zero”.

	Hedging Party:	GS&Co.

	Determining Party:	GS&Co.

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Additional Disruption Event, any Transaction is cancelled or terminated, an Additional Termination Event (with such terminated Transaction(s) being the Affected Transaction(s), Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transaction(s) would be cancelled or terminated pursuant to Article 12 of the Equity Definitions) shall be deemed to occur, and, in lieu of Section 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

Non-Reliance/Agreements and
Acknowledgements Regarding
Hedging Activities/Additional

Acknowledgements:                                                                                   Applicable

Transfer:                                                                                                                                                Notwithstanding anything to the contrary in the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under this Transaction, in whole or in part, to an affiliate of GS&Co. (an “Assignee”) without the consent of Counterparty; provided that (i) Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)), (ii) the Assignee will not, as a result of such transfer, be required to withhold or deduct any amount on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)), unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess, (iii) no Event of Default, Potential Event of Default or Termination Event with respect to the Assignee shall exist after giving effect to such assignment, transfer or set over, and (iv) the obligations of the Assignee are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

GS&Co. Payment Instructions:	Chase Manhattan Bank New York
For A/C Goldman, Sachs & Co.
A/C #930-1-011483
ABA: 021-000021

Counterparty’s Contact Details
for Purpose of Giving Notice:	Telephone No.:	(972) 980-9917
	Facsimile No.:	(972) 770-8863
Brinker International, Inc.
6820 LBJ Freeway
Dallas, Texas 75240
Attention: Vice President and Treasurer

With a copy to:
	Telephone No.:	(972) 980-9917
	Facsimile No.:	(972) 902-0112
Brinker International, Inc.
6820 LBJ Freeway
Dallas, Texas 75240
Attention: General Counsel

GS&Co.’s Contact Details for
Purpose of Giving Notice:	Telephone No.:	(212) 902-8996
	Facsimile No.:	(212) 902-0112
Attention: Equity Operations: Options and Derivatives

With a copy to:
Tracey McCabe
Equity Capital Markets
One New York Plaza
New York, NY 10004
	Telephone No.:	(212) 357-0428
	Facsimile No.:	(212) 902-3000

2. Calculation Agent.	GS&Co.

3.             Additional Representations, Warranties and Covenants.

(a)           In addition to the representations, warranties and covenants in the Agreement, each party represents, warrants and covenants to the other party that:

(i)            Eligible Contract Participant.  It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

(ii)           Accredited Investor.  Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D under the Securities Act and (iii) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

(b)           In addition to the representations, warranties and covenants in the Agreement and those contained herein, GS&Co. represents, warrants and covenants to Counterparty that, with respect to (i) all purchases of Shares made by GS&Co. during any relevant Hedge Period in respect of any Transaction and (ii) purchases during the related Relevant Period (as defined below) of a number of Shares equal to the Minimum Shares for such Transaction less the number of Shares so purchased during the related Hedge Period in respect of such Transaction, GS&Co. will use commercially reasonable efforts to effect such purchases in a manner so that, if such purchases were made by Counterparty, they would meet the requirements of Rule 10b-18(b)(2), (3) and (4) (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and effect calculations in respect thereof, taking into account any applicable Securities and Exchange Commission or staff no-action letters or interpretations as appropriate and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond GS&Co.’s control.

4.             Additional Representations, Warranties and Covenants of Counterparty.  In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of (i) the date hereof, (ii) the Trade Date for each Transaction hereunder and (iii) to the extent expressly stated below, each day during the Hedge Period and Calculation Period for each Transaction hereunder, Counterparty represents, warrants and covenants to GS&Co. that:

(a)           the purchase or writing of each Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act;

(b)           it is not entering into any Transaction (i) on the basis of, and is not aware of, any material non-public information with respect to the Shares, (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares);

(c)           each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program;

(d)           without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 128, 133 as amended, or 149, 150, EITF 00-19, EITF 03-6 (or any successor issue statements) or under Financial Accounting Standards Board’s Liabilities & Equity Project;

(e)           Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            Counterparty shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

(g)           Counterparty is not, and will not be, engaged in a “distribution” of Shares or securities that are convertible into, or exchangeable or exercisable for Shares for purposes of Regulation M promulgated under the Exchange Act (“Regulation M”) at any time during the Hedge Period or the Relevant Period for any Transaction unless Counterparty has provided written notice to GS&Co. of such distribution (a “Regulation M Distribution Notice”) not later than the Scheduled Trading Day immediately preceding the first day of the relevant “restricted period” (as defined in Regulation M); Counterparty acknowledges that any such notice may cause the Hedge Period or the Calculation Period to be extended or suspended pursuant to Section 5 below; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below; “Relevant Period” means, for any Transaction, the period commencing on the first day of the Calculation Period and ending on (i) if GS&Co. has not designated an Accelerated Termination Date in respect of such Transaction, the last day of the Calculation Period, or (ii) if GS&Co. has designated an Accelerated Termination Date in respect of such Transaction, the earlier of the Relevant Period End Date, as set forth in the Supplemental Confirmation, or such earlier day as elected by GS&Co. and communicated to Counterparty on such day;

(h)           Counterparty acknowledges that each Transaction is a derivatives transaction in which it has granted GS&Co. an option;  GS&Co. may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction;

(i)            as of the Trade Date, the Prepayment Date and the Minimum Share Delivery Date for each Transaction, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase a number of shares equal to the Maximum Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation;

(j)            Counterparty is not and, after giving effect to any Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(k)           it has not and, during the Hedge Period or Relevant Period for any Transaction, will not enter into agreements similar to the Transactions described herein where any initial hedge period (however defined), the calculation period (however defined) or the relevant period (however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, calculation period or relevant period as provided in the relevant agreements) with any Hedge Period or Relevant Period under this Master Confirmation.  In the event that the initial hedge period, calculation period or relevant period in any other similar transaction overlaps with any Hedge Period or Relevant Period under this Master Confirmation as a result of an extension of the Termination Date pursuant to Section 5 herein, Counterparty shall promptly amend such transaction to avoid any such overlap.

5.             Suspension of Hedge Period or Calculation Period.

(a)           If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty shall provide GS&Co. with a Regulation M Distribution Notice after the close of the regular trading session on the Exchange for the Shares on the Scheduled Trading Day immediately preceding the start of the relevant restricted period, which notice shall be effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co.  Upon the effectiveness of such Regulation M Distribution Notice, the Calculation Period or the Hedge Period, as the case may be, shall be suspended and the Termination Date or the Hedge Completion Date or both, as the case may be, shall postponed for each Scheduled Trading Day in such restricted period; accordingly, Counterparty represents, warrants and covenants to GS&Co. as of the effectiveness of such notice that (i) such notice, and Counterparty’s delivery thereof, complies with the standards set forth in Section 6 below and (ii) Counterparty is not aware of any material non-public information regarding Counterparty or the Shares.

(b)           In the event that GS&Co. concludes, in its reasonable discretion, that it is appropriate, as a result of or in order to comply with any legal, regulatory or self-regulatory requirements, or with internal policies and procedures of GS&Co. that are in effect on the Trade Date for the relevant Transaction and are related to the compliance with such requirements and/or with best practices, for it to refrain from purchasing Shares on any Scheduled Trading Day during the Hedge Period or the Calculation Period, GS&Co. may by written notice to Counterparty elect to suspend the Hedge Period or the Calculation Period, or both, as the case may be, for such number of Scheduled Trading Days as is specified in the notice.  The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co.’s election to suspend the Hedge Period or the Calculation Period, or both, as the case may be.  The Hedge Period or the Calculation Period, or both, as the case may be, shall be suspended and the Termination Date shall be extended for each Scheduled Trading Day occurring during any such suspension.

(c)           In the event that the Calculation Period or the Hedge Period, as the case may be, is suspended pursuant to Section 5(a) or 5(b) above during the regular trading session on the Exchange, such suspension shall be deemed to be an additional Market Disruption Event, and the second and third paragraphs under “Market Disruption Event” shall apply.

(d)           In the event that the Calculation Period is extended pursuant to any provision hereof (including, without limitation, pursuant to Section 9(b) below), the Calculation Agent, after consultation with Counterparty, shall adjust any relevant terms of the related Transaction if necessary to preserve as nearly as practicable the economic terms of such Transaction prior to such extension; provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments.

6.             10b5-1 Plan.  Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:

(a)           Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”).  It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b)           Counterparty will not seek to control or influence GS&Co. to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.’s decision to enter into any hedging transactions.  Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(c)           Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, the relevant Supplement Confirmation or Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.

7.             Counterparty Purchases.

Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18) shall not, without the prior written consent of GS&Co. (which consent shall not be unreasonably withheld), directly or indirectly purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period or Relevant Period (as extended pursuant to the provisions hereof).  During this time, any such purchases by Counterparty shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co., and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements.

8.             Additional Termination Event.  The declaration of any Extraordinary Dividend by the Issuer during any Hedge Period or Calculation Period will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions.

9.             Special Provisions for Merger Transactions.  Notwithstanding anything to the contrary herein or in the Equity Definitions:

(a)           Counterparty agrees that it:

(i)            will not on any Scheduled Trading Day during any Hedge Period or Calculation Period make, and will use commercially reasonable efforts not to permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares;

(ii)           shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify GS&Co. following any such announcement that such announcement has been made; and

(iii)          shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide GS&Co. with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date.  Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct.  Counterparty understands that GS&Co. will use this information in calculating the trading volume for purposes of Rule 10b-18.  In addition, Counterparty shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such notice may cause the terms of any Transaction to be adjusted or such Transaction to be terminated;

(b)           GS&Co. in its reasonable discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Termination Date, the Hedge Completion Date, the Minimum Shares and the Maximum Shares, to account for the number of Shares that could be purchased on each day during the Hedge Period or the Calculation Period in compliance with Rule 10b-18 following such public announcement (provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments) or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party; and

(c)           Counterparty shall not make, and will use commercially reasonable efforts not to permit to be made, a public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction or potential Merger Transaction during the term of any Transaction (i) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of Shares (or any security convertible into or exchangeable for the Shares) or (ii) with a purpose of affecting the terms of any Transaction or GS&Co.’s related hedging activities.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

10.                                 Acknowledgments.  The parties hereto intend for:

(a)           Each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 556, 560 and 561 of the Bankruptcy Code;

(b)           The Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

(c)           A party’s right to liquidate, terminate or accelerate any Transaction, offset, net or net out termination values, payment amounts or other transfer obligations, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” within the meaning of Sections 555, 556, 560 and 561 of the Bankruptcy Code; and

(d)           All payments or deliveries for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” “under” or “in connection with” each Transaction and the Agreement, in each case within the meaning of the Bankruptcy Code.

11.           Credit Support Documents.  The parties hereto acknowledge that no Transaction hereunder is secured by any collateral that would otherwise secure the obligations of Counterparty herein or pursuant to the Agreement.

12.           Limitation on Set-off.  (a)    Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts and Unpaid Amounts, and amounts owed in respect of the cancelled Transactions under Article 12 of the Equity Definitions, shall be calculated separately for (A) all Terminated Transactions in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares.  In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

(b)           The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or an Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation).  Y will give notice to the other party of any set-off effected under this Section 12.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 12 shall be effective to create a charge or other security interest.  This Section 12 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(c)           Notwithstanding anything to the contrary in the foregoing, GS&Co. agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from GS&Co. to Counterparty with respect to contracts or instruments that are not Equity Contracts.  “Equity Contract” means any transaction or instrument that does not convey rights to GS&Co. senior to claims of common stockholders in the event of Counterparty’s bankruptcy.

13.           Delivery of Shares.  (a)        GS&Co. may, by notice to Counterparty prior to the Minimum Share Delivery Date (the “Nominal Delivery Date”), elect to deliver the Shares it is required to deliver under “Minimum Share Delivery” (above) on two or more dates (each, a “Staggered Delivery Date”) or at two or more times on the Nominal Delivery Date as follows:

(i)            in such notice, GS&Co. will specify to Counterparty the related Staggered Delivery Dates (each of which will be on or prior to the Nominal Delivery Date, but not prior to the beginning of the Hedge Period) or delivery times and how it will allocate the Shares it is required to deliver under “Minimum Share Delivery” (above) among the Staggered Delivery Dates or delivery times; and

(ii)           the aggregate number of Shares that GS&Co. will deliver to Counterparty hereunder on all such Staggered Delivery Dates and delivery times will equal the number of Shares that GS&Co. would otherwise be required to deliver on such Nominal Delivery Date.

14.           Early Termination.  In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if GS&Co.

would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement (calculated as if the Transactions being terminated on such Early Termination Date were the sole Transactions under the Agreement) (any such amount, a “GS&Co. Amount”), then, in lieu of any payment of such GS&Co. Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect for GS&Co. to deliver to Counterparty a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the GS&Co. Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which GS&Co. purchases Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 14); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

15.           Payment Date upon Early Termination.  Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery Property in accordance with Section 14 hereof, such Shares or Alternative Delivery Property shall be delivered on a date selected by GS&Co. as promptly as practicable.

16.           Special Provisions for Counterparty Payments.  The parties hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or a Transaction is adjusted or cancelled as contemplated by the Equity Definitions, in each case after the payment in full by Counterparty of the Prepayment Amount and the Counterparty Additional Payment Amount, and, as a result of any such event, Counterparty owes to GS&Co. an amount (whether calculated under Section 6(e) of the Agreement (calculated as if the Transactions being terminated on such Early Termination Date were the sole Transactions under the Agreement) or otherwise), such amount shall be deemed to be zero.  For the avoidance of doubt, after payment in full by Counterparty of the Prepayment Amount and the Counterparty Additional Payment Amount with respect to a Transaction, Counterparty shall not owe any other cash payment with respect to such Transaction, or the adjustment, cancellation or termination thereof.

17.           Agreement in Respect of Termination Amounts.  In determining any amounts payable in respect of the termination or cancellation of a Transaction hereunder pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions, the Calculation Agent shall make such determination without regard to (i) changes to costs of funding, stock loan rates  or expected dividends since the Trade Date, or (ii) losses or costs incurred in connection with terminating, liquidating or re-establishing any hedge related to the Transaction (or any gain resulting from any of them).

18.           Agreement in Respect of Adjustments.  In determining any adjustment in respect of a Transaction hereunder pursuant to Article 11 or Article 12 of the Equity Definitions, the Calculation Agent shall make such adjustments without regard to changes in expected dividends since the Trade Date.

19.           Agreement in Respect of Dividends.  For the avoidance of doubt, if an Early Termination Date occurs in respect of a Transaction hereunder as a result of an Additional Termination Event of the type described in Section 8 above, the relevant party’s Loss for purposes of Section 6(e) of the Agreement in respect of such Additional Termination Event shall be determined without regard to the difference between the Extraordinary Dividend giving rise to such Additional Termination Event and the expected dividend as of the Trade Date.

20.           Claim in Bankruptcy.  GS&Co. agrees that in the event of the bankruptcy of Counterparty, GS&Co. shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Counterparty.

21.           Governing Law.  The Agreement, this Master Confirmation, each Supplemental Confirmation, each Trade Notification and all matters arising in connection with the Agreement, this Master Confirmation,  each Supplemental Confirmation and each Trade Notification shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine).

22.                                 Offices.

(a)           The Office of GS&Co. for each Transaction is:  One New York Plaza, New York, New York 10004.

(b)           The Office of Counterparty for each Transaction is:  6829 LBJ Freeway, Dallas, Texas 75240.

23.           Submission to Jurisdiction.  Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding by the other party against it relating to any Transaction to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

24.           WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION, ANY TRADE NOTIFICATION OR ANY TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.           Counterparts.        This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

26.           Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN, SACHS & CO.

		By:	/s/ Conrad Langenegger
Authorized Signatory
Agreed and Accepted By:

BRINKER INTERNATIONAL, INC.

By:	/s/ Marie Perry
Name: Marie Perry
Title: Vice President and Treasurer

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Brinker International, Inc. 6820 LBJ Freeway Dallas, Texas 75240

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Brinker International, Inc.  (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of April 24, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 2007

Forward Price Adjustment Amount:	USD [ ]

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than [ ], 2007

Scheduled Termination Date:	[ ] months after the Hedge Completion Date, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	As set forth in the Trade Notification to be the date that follows the Hedge Completion Date by [ ] months.

Prepayment Amount:	USD [ ]

Counterparty Additional Payment Amount:	USD [ ]

Initial Shares:	[ ]

Minimum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [ ]% of the Hedge Period Reference Price.

1

Maximum Shares:	As set for in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [ ]% of the Hedge Period Reference Price.

Ordinary Dividend Amount:	For any calendar quarter, USD [ ]

Relevant Period End Date:	The [ ] Exchange Business Day immediately following the end of the Calculation Period.

3.             Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the Trade Date.

4.             Counterparty represents and warrants to GS&Co. that it is not entering into the Transaction in contemplation of any Merger Transaction or potential Merger Transaction that is reasonably likely to result in the public announcement (as defined in Rule 165(f) under the Securities Act) thereof during the term of the Transaction.

5.             This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:
Authorized Signatory
Agreed and Accepted By:

BRINKER INTERNATIONAL, INC.

By:
Name:
Title:

2

SCHEDULE B

TRADE NOTIFICATION

To:	Brinker International, Inc. 6820 LBJ Freeway Dallas, Texas 75240

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Brinker International, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of [Insert Date of Supplemental Confirmation] (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  The Supplemental Confirmation is subject to the Master Confirmation dated as of April 24, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	[ ], 2007

Hedge Completion Date:	[ ]

Scheduled Termination Date:	[ ]

First Acceleration Date:	[ ](or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Hedge Period Reference Price:	USD [ ]

Minimum Shares:	[ ]

Maximum Shares:	[ ]

Yours sincerely,

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

1

GOLDMAN, SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004 | Tel: 212 902 1000

SUPPLEMENTAL CONFIRMATION

To:	Brinker International, Inc. 6820 LBJ Freeway Dallas, Texas 75240

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	SDB1625596768

Date:	April 24, 2007

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Brinker International, Inc.  (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of April 24, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	April 24, 2007

Forward Price Adjustment Amount:	USD 0.20

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than May 22, 2007.

Scheduled Termination Date:	Ninety (90) Exchange Business Days after the Hedge Completion Date, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	June 22, 2007

Prepayment Amount:	USD 297,000,000.00

Counterparty Additional Payment Amount:	USD 542,876.40

Initial Shares:	5,954,631

Minimum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) 110% of the Hedge Period Reference Price.

Maximum Shares:	As set for in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) 93% of the Hedge Period Reference Price.

Ordinary Dividend Amount:	For any calendar quarter, USD 0.09

Relevant Period End Date:	The fifteenth (15th) Exchange Business Day immediately following the end of the Calculation Period.

3.             Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the Trade Date.

4.             Counterparty represents and warrants to GS&Co. that it is not entering into the Transaction in contemplation of any Merger Transaction or potential Merger Transaction that is reasonably likely to result in the public announcement (as defined in Rule 165(f) under the Securities Act) thereof during the term of the Transaction.

5.             This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

2

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

		By:	/s/ Conrad Langenegger
Authorized Signatory

Agreed and Accepted By:

BRINKER INTERNATIONAL, INC.

By:	/s/ Marie Perry
Name: Marie Perry
Title: Vice President and Treasurer